UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2013

Tree.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	00134063	26-2414818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2013, Mark Sanford, who was elected to the United States House of Representatives on May 7, 2013, gave notice of his resignation as a member of the Board of Directors of Tree.com, Inc. (the “Company”), effective May 16, 2013.  Congressman-elect Sanford’s decision to resign from the Board of Directors of the Company was a result of official United States House of Representatives protocol.

Item 8.01.             Other Events.

Prior to Mr. Sanford’s resignation as a member of our Board of Directors, Mr. Sanford served on the Audit Committee and the Compensation Committee of our Board of Directors. On May 15, 2012, our Board of Directors appointed Peter Horan to the Audit Committee and W. Mac Lackey to the Compensation Committee effective upon Mr. Sanford’s resignation. Our Board of Directors determined that each of Mr. Horan and Mr. Lackey is independent and Mr. Horan is qualified under the rules of the Nasdaq Stock Market to serve on the Audit Committee. The Audit Committee is now comprised of Mr. Lackey, Joseph Levin and Mr. Horan with Mr. Lackey as the Chair. The Compensation Committee is now comprised of Mr. Horan and Mr. Lackey with Mr. Horan as the Chair.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREE.COM, INC.
May 17, 2013
	By:	/s/ Katharine Pierce
Katharine Pierce
Senior Vice President, General Counsel and Corporate Secretary

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